Exhibit 10.1

EQUUS II INCORPORATED

1997 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

Name:	_____________________	Grant Date:	January 4, 2005
Option Price:	$7.69	Exercise Dates:	July 4, 2005
Shares Granted:	________		January 4, 2006-2008
Expiration Date:	January 4, 2015

STOCK OPTION AGREEMENT

UNDER EQUUS II INCORPORATED

1997 STOCK INCENTIVE PLAN

THIS STOCK OPTION AGREEMENT the (“Option Agreement”), between the Participant identified below (the “Participant”), and Equus II Incorporated (hereinafter referred to as the “Company”):

W I T N E S S E T H:

WHEREAS, the Company desires to provide to the Participant an opportunity to purchase shares of the Common Stock, $.001 par value (“Common Stock”), of the Company, and to provide the Participant with an added incentive as an officer or a member of the board of directors of the Company to contribute to the management, growth, success, and profitability of the Company;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, the Participant and the Company hereby agree as follows:

1. SPECIFICATION OF DATE, PARTICIPANT, NUMBER OF SHARES, OPTION PRICE, AND TERM.

(a) The date of this Option is January 4, 2004.

(b) The Participant is                     .

(c) The number of shares of the Company’s Common Stock covered by this Option is                     , subject to adjustment under Section 8(e) hereof.

(d) The option price under this Option is $7.69 per share of Common Stock, subject to adjustment under Section 8(e) hereof.

(e) The term of this Option is ten years beginning on the date of this Option (the “Option Period”); upon the expiration of such term, this Option shall expire and may not be exercised.

(f) The Participant shall be entitled to exercise on or after the applicable Exercise Date, on a cumulative basis, the number of shares of Common Stock determined by multiplying the aggregate number of shares set forth in paragraph 1(c) above by the designated percentage set forth hereafter.

Exercise Dates	Percent of Stock Option Exercisable
July 4, 2005	50%
January 4, 2006	66 2/3%
January 4, 2007	83 1/3%
January 4, 2008	100%

2. GRANT OF STOCK OPTION. The Company hereby grants to the Participant a stock option (the “Option”) to purchase all or any part of the aggregate number of shares of its Common Stock set forth in paragraph 1(c) above, under and subject to the terms and conditions of this Option Agreement and the Company’s 1997 Stock Incentive Plan (the “Plan”), which is incorporated herein by reference and made a part hereof for all purposes. The Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986 (the “Code”)

3. TIMES OF EXERCISE OF STOCK OPTION. After, and only after, the conditions of Section 9 and 10 hereof have been satisfied, the Participant shall be eligible to exercise that portion of this Option pursuant to the schedule set forth in paragraph 1(f) above. If the Participant remains employed by with the Company at all times prior to any of the “Exercise Dates” specified in paragraph 1(f), then the Participant shall be entitled, subject to the applicable provisions of the Plan and this Option Agreement having been satisfied, to exercise on or after the applicable Exercise Date, on a cumulative basis, the number of shares of Common Stock determined by multiplying the aggregate number of shares set forth in paragraph 1(c) by the designated percentage set forth in paragraph 1(f).

4. METHOD OF EXERCISING OPTION.

a. Procedures for Exercise. The manner of exercising the Option herein granted shall be by written notice to the Company at least two days before the date the Option, or part thereof, is to be exercised, and in any event prior to the expiration of the Option Period. Such notice shall state the election to exercise the Option and the number of shares of Common Stock with respect to that portion of the Option being exercised, and shall be signed by the person or persons so exercising the Option. The notice shall be accompanied by payment of the full purchase price of such shares, in which event the Company shall, as soon as practicable after receipt of payment, deliver a certificate or certificates representing such shares to the person or persons entitled thereto as soon as practicable after the notices shall be received.

b. Form of Payment. Payment for shares of Common Stock purchased under this Option Agreement shall be made in full and in cash or check made payable to the Company, or at the discretion of the Committee, in whole or in part with, the surrender of another Award under the Plan, the withholding of shares of Common Stock issuable upon exercise of the Option, or any combination thereof (each based on the fair market value of such Common Stock on the date the Option is exercised as determined by the Committee). In addition to the foregoing procedure, the Participant may deliver to the Company a notice of exercise including an irrevocable instruction to the Company to deliver the certificate representing the shares subject to an Option to a broker authorized to trade in the Common Stock of the Company. Upon receipt of such notice, the Company will acknowledge receipt of the executed notice of exercise and forward this notice to the broker. Upon receipt of the copy of the notice, which has been acknowledged by the Company, and without waiting for issuance of the actual certificate with respect to the exercise of the Option, the broker may sell the Common Stock (or that portion of the Common Stock necessary to cover the Option Price and any withholding taxes due, if any). Upon receipt of the stock certificate from the Company, the broker will deliver directly to the Company that portion of the sales proceeds to cover the Option Price and any withholding taxes. Further, the broker may also facilitate a loan to the Participant upon receipt of the exercise notice in advance receipt for issuance of the actual certificate as an alternative means of financing and facilitating the exercise of the Option. For all purposes of effecting the exercise of an Option, the date on which the Participant gives the notice of exercise to the Company will be the date he becomes bound contractually to take and pay for the shares of Common Stock underlying the Option. No Common Stock shall be issued to the Participant until the Company receives full payment for the Common Stock purchased under the Option, which shall include any required Federal, state, or local withholding taxes.

c. Further Information. In the event the Option is exercised, pursuant to the foregoing provisions of this Section 4, by any person or persons other than the Participant in the event of the death of the Participant, such notice shall also be accompanied by appropriate proof of the right of such person or persons to exercise the Option. The notice so required shall be given by personal delivery to the Secretary of the Company or by registered or certified mail, addressed to the Company at 2727 Allen Parkway, 13th Floor, Houston, Texas 77019, and it shall be deemed to have been given when it is so personally delivered or when it is deposited in the United States mail in an envelope addressed to the Company, as aforesaid, properly stamped for delivery as a registered or certified letter.

d. Effect of Exercise. The exercise of this Option shall cancel that number of related Alternate Appreciation Rights and/or Limited Rights, if any, that is equal to the number of shares of Common Stock purchased pursuant to this Option unless otherwise provided herein or agreed by the Committee.

5. TERM OF STOCK OPTION. Except as provided in Section 8(a) or unless otherwise agreed to by the Committee, Options shall be exercisable only by the Participant while employed by the Company, except that (i) any such Option granted and that is otherwise exercisable, may be exercised by the Participant’s estate, the personal representative of a deceased Participant, or a person who acquires the right to purchase this Option by bequest or inheritance or by reason of the death of the Participant within 12 months after the death of the Participant, but not beyond the expiration date of this Option), (ii) if a Participant terminates his or her employment by reason of retirement or permanent disability (as each is defined by the Committee), the Participant may exercise any Option within 36 months of such date of termination to the extent such Option is exercisable during such 36-month period, (iii) if a Participant terminates his or her employment for any reason other than those specified in clauses (i) and (ii) above, such Participant may exercise any Option that is otherwise exercisable at the date of such termination of employment at any time within three months of such date of termination, and (iv) if the Company terminates the Participant’s employment without cause, the Participant may exercise any Option within 60 months of such date of termination to the extent such Option is exercisable during such 60-month period. If a Participant dies within three months following the date of such Participant’s termination, then the provisions of clause (i) above shall apply.

6. NONTRANSFERABILITY OF STOCK OPTIONS. Except as otherwise herein provided, any Option granted shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Participant, only by the Participant or by the Participant’s legal guardian or legal representative. Options may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof shall be null and void and without effect.

7. SPECIAL RULES WITH RESPECT TO OPTIONS. The following special rules shall apply to the Option:

a. Acceleration of Otherwise Unexercisable Stock Option on Retirement, Death, Disability or Other Special Circumstances. The Committee, in its sole discretion, may permit (i) a Participant who terminates employment due to retirement, (ii) a Participant who terminates employment due to a disability, (iii) the personal representative of a deceased Participant or (iv) any other Participant who terminates employment or a director’s position upon the occurrence of special circumstances (as determined by the Committee), to exercise and purchase (within the time periods specified in Section (3) all or any part of the shares subject to Option on the date of the Participant’s death or termination, notwithstanding that all installments provided in paragraph 1(f), if any, with respect to such Option, had not accrued on such date.

b. Number of Stock Options Granted. A Participant may be granted more than one Option. The granting of an Option under this Option Agreement shall not affect any outstanding Option previously granted to a Participant under the Plan.

c. Adjustments. In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger,

consolidation, split-up, combination, exchange of shares or the like, the Committee may appropriately adjust the number of shares of Common Stock subject to this Option, and any and all other matters deemed appropriate by the Committee.

d. Changes in the Company’s Capital Structure.

(i) The existence of this Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(ii) If, while this Option is outstanding, the Company shall effect a subdivision or consolidation of shares or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation therefor in money, services or property, then (a) in the event of an increase in the number of such shares outstanding, the number of shares of Common Stock then subject to this Option shall be proportionately increased; and (b) in the event of a decrease in the number of such shares outstanding the number of shares then available under this Option shall be proportionately decreased.

(iii) After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, the holder of this Option shall, at no additional cost, be entitled upon exercise of this Option to receive (subject to any required action by stockholders) in lieu of the number of shares as to which this Option shall then be so exercisable, the number and class of shares of stock or other securities to which such holder would have been entitled to receive pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of the Company equal to the number of shares as to which this Option had been exercisable.

(iv) If the Company is merged into or consolidated with another corporation or other entity under circumstances where the Company is not the surviving corporation, or if the Company sells or otherwise disposes of substantially all of its assets to another corporation or other entity while this Option remains outstanding, then the Committee may direct that any of the following shall occur:

(a) If the successor entity is willing to assume the obligation to deliver shares of stock or other securities after the effective date of the merger, consolidation or sale of assets, as the case may be, the holder of this Option shall be entitled to receive, upon the exercise of this Option and payment of the option price, in lieu of shares of Common Stock, such shares of stock or other securities as the holder of this Option would have been entitled to receive had this Option been exercised immediately prior to the consummation of such merger, consolidation or sale, and any related Alternate Appreciation Right and Limited Right associated with this Option shall apply as nearly as practicable to the shares of stock or other securities purchasable upon exercise of this Option following such merger, consolidation or sale of assets.

(b) The Committee may waive any limitations set forth in or imposed pursuant to the Plan or this Option Agreement with respect to this Option and any related Alternate Appreciation Right or Limited Right such that this Option and related Alternate Appreciation Right and Limited Right shall become exercisable prior to the record or effective date of such merger, consolidation, or sale of assets.

(c) The Committee may cancel this Option and any related Alternate Appreciation Rights (but not Limited Rights) as of the effective date of any such merger, consolidation, or sale of assets provided that prior notice of such cancellation shall be given to the holder of this Option at least 30 days prior to the effective date of such merger, consolidation, or sale of assets, and the holder of this Option shall have the right to exercise this Option and any related Alternate Appreciation Rights in full during a period of not less than 30 days prior to the effective date of such merger, consolidation, or sale of assets. No action taken by the Committee under this subsection shall have the effect of terminating, and nothing in this subsection shall permit the Committee to terminate, any Limited Right held by an Optionee.

(v) Except as provided in the Plan, the issuance by the Company of Common Stock or any other shares of capital stock or securities convertible into shares of capital stock, for cash property, labor done, or other consideration, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to this Option.

e. Payment of Withholding Taxes. Upon the exercise of this Option as provided herein, no such exercise shall be permitted, no Common Stock shall be issued, and no certificates for any shares shall be delivered to any Participant until the Company receives full payment for the Common Stock purchased, which shall include any required Federal, state, or local withholding taxes. Further, upon the exercise of any Option the Participant may direct the Company to retain from the shares of Common Stock to be issued upon exercise of the Option that number of initial shares of Common Stock (based on fair market value on the date the withholding obligation is incurred) that would satisfy the requirements for withholding any amounts due upon the exercise.

8. GENERAL RESTRICTIONS. This Option is subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration, or qualification of the shares of Common Stock subject or related to this Option upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the holder of this Option with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares of Common Stock hereunder, this Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

9. SECURITIES LAW RESTRICTIONS. This Option shall be exercised and Common Stock issued only upon compliance with the Securities Act of 1933, as amended (the “Act”), and any other applicable securities law, or pursuant to an exemption therefrom.

10. NOTICES. All notices or other communications relating to the Plan and this Option Agreement as it relates to the Participant shall be in writing and shall be mailed (U.S. Mail) by the Company to the Participant at the then current address as maintained by the Company or such other address as the Participant may advise the Company in writing.

11. 1997 STOCK INCENTIVE PLAN. This Option is subject to, and the Company and the Grantee agree to be bound by, all of the terms and conditions of the Plan as the same may be amended from time to time in accordance with the terms thereof, provided that no amendment shall deprive the Participant, without his consent, of this Option or any right hereunder. Pursuant to the Plan, the Board of Directors of the Company or its Committee established for such purpose is authorized to adopt rules and regulations not inconsistent with the Plan and to take such action in the administration of the Plan as it may deem proper. A copy of the Plan in its present form is available for inspection during regular business hours by the Participant or other persons entitled to exercise this Option at the Company’s principal office. Terms used herein that are not defined herein shall have the meanings given to them in the Plan. In the event of any conflict between the terms and provisions of this Option Agreement and the Plan, the Plan shall govern.

12. ENTIRE AGREEMENT. This Option Agreement, together with the Plan, sets forth the entire agreement between the parties with respect to the subject matter hereof, and there are no agreements, understandings, warranties, or representations, written, oral, expressed, or implied, between them with respect to the Option other than as set forth herein and in the Plan.

IN WITNESS WHEREOF, the Company has caused this Option Agreement to be duly executed, and the Participant has executed and accepted this Option, as of the date of this Option.

EQUUS II INCORPORATED

By:
Name:
Title:
“COMPANY”

“PARTICIPANT”

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